     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JANUARY 14, 2003 REGISTRATION NO. 333-82272

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                                AMENDMENT NO. 11
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                              E.DIGITAL CORPORATION
                 (Name of small business issuer in its charter)
--------------------------------------------------------------------------------


               DELAWARE                                   NONE
(State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
     incorporation  or  organization)


                        13114 EVENING CREEK DRIVE SOUTH
                          SAN DIEGO, CALIFORNIA 92128
                                 (858) 679-1504
   (Address and telephone number of principal executive offices and principal place of business)
                        ---------------------------------


                    ALFRED H. FALK, CHIEF EXECUTIVE OFFICER
                              E.DIGITAL CORPORATION
                        13114 EVENING CREEK DRIVE SOUTH
                          SAN DIEGO, CALIFORNIA 92128
                                 (858) 679-1504
            (Name, address and telephone number of agent for service)


                                    Copy to:
                              CURT C. BARWICK, ESQ.
                        HIGHAM, MCCONNELL & DUNNING LLP
                          28202 CABOT ROAD, SUITE 450
                        LAGUNA NIGUEL, CALIFORNIA 92677
                                 (949) 365-5515
                            COUNSEL FOR THE COMPANY
                        -------------------------------

     APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE  PUBLIC:
    AS  SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     IF THE ONLY SECURITIES REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX:
[  ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective
Amendment No. 11 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on January 13, 2003.


                                   e.Digital  Corporation

                                        /s/ Alfred H. Falk
                                   By:______________________
                                   Alfred  H.  Falk,
                                   Chief  Executive  Officer


                      ____________________________

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                             Position                                          Date
     ----                             --------                                          ----

______________________________    Chairman  of  the  Board  and  Director          January __, 2003
Alex  Diaz

/s/ Alfred H. Falk
______________________________    Chief  Executive  Officer                        January 13, 2003
Alfred  H.  Falk                  and  Director  (Principal  Executive  Officer)

/s/ Ran Furman
______________________________    Chief  Financial  Officer  and  Secretary        January 13, 2003
Ran  Furman                       (principal  financial  and  accounting  officer)


*                                 Director                                         January 13, 2003
______________________________
Jim  Collier

*                                 Vice  President  and  Director                   January 13, 2003
______________________________
Robert  Putnam

*                                 Director                                         January 13, 2003
______________________________
Victor  G.  Ramsauer

*                                 Director                                         January 13, 2003
______________________________
Allen  Cocumelli


*By:    /s/ Ran Furman
------------------------------
Ran Furman
Attorney-in-Fact



                                  EXHIBIT INDEX
                                 --------------

EXHIBIT                     SEQUENTIAL  DESCRIPTION
NUMBER                      -----------------------
------

2.1    Share  Exchange  Agreement  among  the  Company,  Norcom  Communications
       Corporation, and American Technology Corporation, dated for reference March
       23, 1988 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.1.1  Amendment  of  Agreement  among  the  Company,  Norcom  Communications
       Corporation, and American Technology Corporation, dated for reference March
       23, 1988 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.2    Plan  and  Agreement  of Reorganization among the Company, American Surface
       Mounted Devices, Inc. and ASMD, Inc., dated August 11, 1989 and filed as an
       Exhibit  to  the  Company's  Registration Statement on Form 10, as amended.

2.3    Plan  and Agreement of Reorganization among the Company, Sage Microsystems,
       Inc., and Sage Micro, Inc., dated November 7, 1991 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.4    Plan  and  Agreement  of  Reorganization  among  the  Company,  C.A.D.  Co.
       Engineering, Inc. and CADCO Design Group, Inc., dated June 1, 1992 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.5    Plan  and  Agreement  of  Reorganization  between  American Surface Mounted
       Devices, Inc. and Comp General Corporation, Inc., dated March 31 1995 and filed previously as an Exhibit to Registration Statement No. 33-92978.

2.6 Plan of Reorganization and Agreement of Merger, dated July 1996 and filed as Exhibit A to the Company's July 3, 1996 Proxy Statement.

3.1 Certificate of Incorporation of Norris Communications, Inc. (as amended through May 28, 1996) and filed as Exhibit B to the Company's July 3, 1996
       Proxy  Statement.

3.1.1  Certificate  of  Amendment  of  Certificate  of  Incorporation  of Norris
       Communications, Inc. filed with the State of Delaware on January 14, 1998 and filed as Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

3.1.2  Certificate  of  Amendment  of  Certificate  of  Incorporation  of Norris
       Communications Inc. filed with the State of Delaware on January 13, 1999 and filed as Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.

3.2    Bylaws  of  the  Company,  filed as Exhibit C to the Company's July 3, 1996
       Proxy  Statement.

3.3    Certificate of Designation of Preferences, Rights and Limitations of Series
       A Redeemable Convertible Preferred Stock filed with the State of Delaware on September 19, 1997 and filed as Exhibit 3.3 to the Company's Current
       Report  on  Form  8-K  dated  October  3,  1997.

3.4    Certificate of Designation of Preferences, Rights and Limitations of Series
       B Redeemable Convertible Preferred Stock filed with the State of Delaware on June 24, 1999, and filed as Exhibit 3.4 to the Company's Annual Report on Form 10-KSB dated March 31, 1999.

3.5    Certificate of Designation of Preferences, Rights and Limitations of Series
       C Redeemable Convertible Preferred Stock filed with the State of Delaware on October 4, 2000 and filed as Exhibit 3.5 to the Company's Registration
       Statement  on  Form  S-3  dated  November  3,  2000.

4.1 Certificate of Incorporation of Norris Communications, Inc. (as amended through May 28, 1996) and filed as Exhibit B to the Company's July 3, 1996
       Proxy  Statement.
                                     II-3


4.1.1  Certificate  of  Amendment  of  Certificate  of  Incorporation  of Norris
       Communications, Inc. filed with the State of Delaware on January 14, 1998 and filed as Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

4.1.2  Certificate  of  Amendment  of  Certificate  of  Incorporation  of Norris
       Communications Inc. filed with the State of Delaware on January 13, 1999 and filed as Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.

4.1.3  Certificate  of  Designation  of  Preferences,  Rights and Limitations of
       Series  B  Redeemable  Convertible  Preferred Stock filed with the State of
       Delaware on June 24, 1999, and filed as Exhibit 3.4 to the Company's Annual
       Report  on  Form  10-KSB  dated  March  31,  1999.

4.1.4  Certificate  of  Designation  of  Preferences,  Rights and Limitations of
       Series  C  Redeemable  Convertible  Preferred Stock filed with the State of
       Delaware  on  October  4,  2000  and  filed as Exhibit 3.5 to the Company's
       Registration  Statement  on  Form  S-3  dated  November  3,  2000.

4.2    Bylaws  of  the  Company,  filed as Exhibit C to the Company's July 3, 1996
       Proxy  Statement.

4.3    Form of Warrant Agreement for an aggregate of 230,946 shares (dated October
       5, 2000) between the Company and the Series C preferred stockholders and filed as Exhibit 4.3 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.4 Form of Warrant Agreement for 138,568 shares dated October 5, 2000 between the Company and Jesup & Lamont Securities Corporation and filed as Exhibit
       4.4  to  the Company's Registration Statement on Form S-3 dated November 3,
       2000.

4.5    Convertible  Preferred Stock Purchase Agreement between the Company and the
       Series  C preferred stockholders dated October 5, 2000 and filed as Exhibit
       4.5  to  the Company's Registration Statement on Form S-3 dated November 3,
       2000.

4.6 Registration Rights Agreement between the Company and the Series C preferred stockholders dated October 5, 2000 and filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.7    Form  of  12%  Secured  Promissory  Note  due December 31, 2002 aggregating
       $1,000,000 entered into with seven accredited investors (individual notes differ only as to holder and amount) and filed as Exhibit 4.32 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
       2001.

4.8 Form of Stock Purchase Warrant exercisable until September 30, 2006 issued to seven accredited investors for an aggregate of 750,000 common shares
       (individual warrants differ only as to holder and number of shares) and filed as Exhibit 4.32 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

4.9    Form  of  5%  Secured  Promissory  Note due April 18, 2002 in the amount of
       $1,200,000  entered  into  with  Immanuel  Kant  International  Limited.**

4.10 Form of Security Agreement, dated January 18, 2002 by the Company in favor of Immanuel Kant International Limited. **

4.11 Form of Intellectual Property Security Agreement, dated January 18, 2002 by the Company in favor of Immanuel Kant International Limited. **

4.12 Form of Amendment No. 2 to 5% Secured Promissory Note due April 18, 2002 in the amount to $1,200,000 entered into on April 17, 2002 with Immanuel Kant
       International  Limited.**

4.13   Form  of  Asset  Transfer Agreement, dated July 26, 2001 by and between the
       Company  and  Bryan  Jones  and  Russell  Clark.**

                                      II-4


5.1    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.2    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.3    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.4    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.5    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.6    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.7    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.8    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.9    Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.10   Opinion  of  Higham,  McConnell  &  Dunning  LLP.**

5.11   Opinion  of  Higham,  McConnell  &  Dunning  LLP.*

23.1   Consent  of Higham, McConnell & Dunning LLP, included in Exhibit 5.1.**

23.2   Consent  of  Ernst  &  Young  LLP.  **

24.1   Power  of  Attorney.**


* Except as otherwise indicated above, each exhibit marked with an asterisk is filed concurrently herewith. Each exhibit not marked with an asterisk is incorporated by reference to an exhibit previously filed by the Company as indicated above.

**   Previously  filed as an exhibit to this Registration Statement on Form S-3.



                                      II-5